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                                                                 EXHIBIT 10.2(b)




                         INFORMATION INTERNATIONAL, INC.

                          DIRECTORS' STOCK OPTION PLAN

                      (AS AMENDED THROUGH NOVEMBER 5, 1998)



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                                      INDEX


                                                                                  PAGE NUMBER
      1. Purpose of the Plan                                                            1

      2. Administration                                                                 1

      3. Stock Subject to the Plan                                                      1

      4. Participation                                                                  2

      5. Optionholder Not to be Deemed
         Stockholder Until Issue of Shares                                              2

      6. Option Price                                                                   2

      7. Period of Option                                                               3

      8. Payment for Stock                                                              3

      9. Restrictions on Assignment and
         Exercise of Option                                                             4

     10. Provisions Against Dilution                                                    5

     11. Reservation of Stock and Provisions
         Relation to Issuance                                                           6

     12. Amendment of the Plan                                                          6

     13. Miscellaneous                                                                  6

     14. Effective Date                                                                 7

     15. Duration of the Plan                                                           7

     16. Application to Options
         Previously Granted                                                             7


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                           DIRECTORS STOCK OPTION PLAN

                         INFORMATION INTERNATIONAL, INC.


        1. Purpose of the Plan.The purpose of this Plan is to benefit Information International, Inc. (the "Company") and its shareholders by encouraging and facilitating ownership of its stock by, and to give appropriate recognition to, Directors of the Company who share responsibility for the Company's growth and profitability but who, because they are not employees of the Company, are not eligible to participate in the Company's existing stock option plan. By encouraging such Directors to acquire or increase their ownership of its stock, the Company seeks to gain for the Company the advantages inherent in Directors having a sense of proprietorship.

        2. Administration. This Plan shall be administered by a Committee of not less than two members of the Board of Directors. Members of the Committee shall be elected annually. Members of the Committee shall be elected annually. Members of the Committee may not have received a stock option grant under any Company Plan during the prior year or while serving on the Committee. The Committee is authorized to interpret the Plan and options granted thereunder, to adopt, amend and rescind rules and regulations for the administration of the Plan and to make all other determinations necessary or advisable for such administration. The Company shall effect the grant of options under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan, by execution of instruments in writing in form approved by the Committee.

        3. Stock Subject to the Plan. The aggregate number of shares of Common Stock which may be issued under options granted under the Plan shall not exceed eighty thousand (80,000) shares except as such total amount may be adjusted pursuant to Section 10 hereof. Such shares shall be made available from authorized unissued or reacquired Common Stock. If for any reason any option



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under the Plan terminates in whole or in part unexercised, shares covered by such terminated option may be again subjected to an option under the Plan.

        4. Participation. The Board of Directors may, in its discretion, from time to time, while the Plan shall be in effect, grant options hereunder to purchase shares of the Common Stock of the Company only to Directors of the Company who are not also employees of the Company or of any parent or subsidiary of the Company. The term "Common Stock" as used in the Plan includes the Common Stock of the Company (or any class of stock which is then the junior stock of the Company whether designated as Common or otherwise) as described in the Certificate of Incorporation of the Company, as presently in effect or hereafter amended.


        5. Optionholder Not to be Deemed Stockholder Until Issue of Shares. No person shall by virtue of the granting to him of an option hereunder be deemed to be a holder of any shares purchasable thereunder or to be entitled to the rights or privileges of a holder of such shares unless and until such person shall have exercised his option with respect to such shares and the same shall have been issued to him.


        6. Option Price. The purchase price per share under each option granted under the Plan, and the terms of such option, shall be determined by the Board of Directors. Such purchase price shall not be less than 100 percent of the fair market value of the stock at the time such option is granted. In the event of any extension of the term for exercise of any option granted under the Plan, the purchase price at the time such option was granted shall be the purchase price per share under such option.


        7. Period of Option. No option granted under the Plan shall be excisable prior to the expiration of one year from the date of granting thereof unless otherwise specifically authorized by



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the Directors in their sole discretion and except as otherwise provided in
Section 10. No option granted under the Plan may be exercised after the expiration of ten years from the date of grant. Subject to the foregoing, each option granted under the Plan shall be exercisable at any time and from time to time during each twelve-month period following the first annual anniversary of the date of the granting thereof with respect to not more than twenty-five percent (25%) of all the shares originally purchasable under such option and, with respect to options granted on or after November 2, 1998, not more than twenty percent (20%) of all shares originally purchasable under such option; provided, however, that if during any such twelve-month period such option is not exercised with respect to any shares with respect to which it is exercisable during such period, such option also may be exercised with respect to such shares at any time and from time to time thereafter, but not after the expiration of ten (10) years from such granting date. The expiration date of any outstanding option which has a term of less than ten years may be changed upon approval of the Board and consent of the holder of such option to a date which is not later than the tenth anniversary of the date of grant of such option.

        8. Payment for Stock. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares as to which the option is to be exercised, together with (a) a certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the option price of such shares, (b) with the consent of the Board, shares of Common Stock of the Company having a fair market value equal to the option price of such shares, or (c) with the consent of the Board, a combination of (a) and (b). As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the



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optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name.

        9. Restrictions on Assignment and Exercise of Option. Each option granted under this Plan shall not be transferrable by the person to whom it is granted otherwise than by will or the laws of descent and distribution and shall be exercisable, during such person's lifetime, only by him and by him only while he is a Director of the Company, except that in the event the term of office of such person terminates because of his death or because of any other reason except removal for cause, such person, executors, administrators, heirs or legatees, as the case may be, shall have the right to exercise such option within three (3) months after the date he ceases to be a Director of the Company (but not later than the termination date of the option) with respect to the shares as to which, at the time of such cessation of his term of office, the person to whom such option was granted then had the right to exercise such option.


        10. Provisions Against Dilution. If the number of shares of Common Stock of the Company shall at any time be increased or decreased by declaration of a stock dividend or other distribution (which exceeds five percent (5%) of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such stock dividend or distribution), split-up, combination of shares, recapitalization, or merger or consolidation in which the Company is the surviving corporation, the number and kind of shares subject to this Plan or subject to any options theretofore granted, and the option prices per share, shall be appropriately and equitably adjusted to the extent necessary, as determined by the Board of Directors, to maintain the proportionate number of shares without changing the aggregate option price.



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           Notwithstanding anything in Section 7 to the contrary any outstanding options shall become immediately exercisable upon the occurrence of any of the following events unless the Board of Directors in its sole discretion determines by majority vote that it would not be in the best interests of the Company under all the circumstances existing at such time to permit early exercise of options:

                (1) If any person (other than the Company) who does not own more than 10% of the Company's stock on June 24, 1992 acquires 10% or more of such stock on or after that date.

                (2) If any person other than the Company who owns more than 10% of the Company's stock on June 24, 1992 acquires any additional shares of stock.


                (3) In the event of a dissolution or liquidation of the Company or merger or consolidation in which the Company is not the surviving corporation. Nothing herein contained shall prevent the assumption of an option or the substitution therefor of a new option by the surviving corporation.


                (4) If the Company or one or more of its affiliates shall sell or otherwise transfer 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole).


The existence of this Plan, or of options hereunder, shall not in any way prevent any transaction described herein. Options may be exercisable in whole or in part provided that no option may be exercised after ten years from the date of its grant.


           No fractions of or fractional shares shall be purchasable or delivered upon purchase hereunder.

11. Reservation of Stock and Provisions Relating to Issuance. The Company shall, while any option granted hereunder is outstanding, reserve and keep available, out of shares of its

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authorized and unissued stock or reacquired shares, such number of shares of its stock subject hereto as shall be sufficient to satisfy the requirements of all such options; shall, promptly upon the exercise of any option, comply with the terms thereof; and shall pay all original issue taxes on shares issued thereunder and all other fees or expenses necessarily incurred by the Company in connection therewith.


        12. Amendment of the Plan. The Board of Directors may, in its discretion, at any time or from time to time while the Plan is operative, make changes therein or amendments thereto which, in its opinion, are not inconsistent with the purposes of the Plan as set forth in Section 1 hereof except that, without the approval of stockholders, (1) the aggregate number of shares issuable pursuant to options granted under the Plan shall not, subject to the provisions of Section 10 hereof, exceed the number specified in Section 3 hereof, (2) the minimum option price, determined in accordance with the provisions of Section 6 hereof, shall not be decreased by the Board of Directors, and (3) the class of persons eligible to receive options under the Plan shall not be changed by the Board of Directors; and provided further, however, that no change or amendment shall affect rights under any option granted hereunder while the same is outstanding without the consent of the holder of such option.



        13. Miscellaneous. Nothing contained in this Plan, or in any option granted hereunder, shall be deemed to affect any way the terms upon which any Director of the Company shall hold office or to constitute in any respect any, or part of any, employment contract with any option holder and neither the adoption of the Plan nor any provisions thereof shall be deemed to confer any rights on any Director of the Company.



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        Nothing in the plan nor in the adoption or approval thereof shall be deemed a limitation upon any right or power which the Board of Directors may now or hereafter have under the Certificate of Incorporation or the By-Laws of the Company, or any amendment thereof.

        14. Effective Date. This Amendment shall become effective upon approval thereof by the Directors and Subsidiaries of the Company and, when so approved, this Amendment shall be deemed to be in full force and effect.

        15. Duration of the Plan. This Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to options granted under the Plan; provided that options under the Plan must be granted within ten (10) years from the effective date of the latest amendment.

        Notwithstanding the foregoing, the Board of Directors may, in its discretion, terminate the Plan at any time, but such termination shall not affect in any way rights under any option which may have been granted under the Plan prior to such termination.

        16. Application to Options Previously Granted. The provisions of this Plan shall be applicable to, and govern, all options heretofore granted to Directors, pursuant to the Directors' Stock Option Plan as heretofore in effect prior to the amendment of said Plan, effective June 24, 1992.



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